EXHIBIT 99.1

Platform Specialty Products Corporation Announces Third Quarter 2014 Financial Results

- Net sales of $197 million, up 4.4% organically

- Record Adjusted EBITDA of $52.5 million and Adjusted EBITDA margin of 26.7%

MIAMI, Nov. 5, 2014 (GLOBE NEWSWIRE) -- Platform Specialty Products Corporation (NYSE:PAH) ("Platform" or "the Company"), a global specialty chemicals company, today announced its financial results for the three and nine months ended September 30, 2014.

Please note: the 2013 as reported quarterly and year-to-date information is based on the Predecessor MacDermid company information and does not reflect the purchase accounting effect of Platform's acquisition of MacDermid Incorporated in October 2013. In order to perform a proper comparison between 2013 and 2014 for the reader of the statements, the Company has made certain adjustments to its reported numbers, as detailed in the press release financial tables, to assist in this comparison of the P&L. The Company believes that this "as adjusted" format better reflects a comparable analysis of the numbers being presented and does not include figures for Chemtura AgroSolutions or Agriphar Group, both of which acquisitions closed in the fourth quarter.

For the three months ended September 30, 2014:

  Organically, net sales increased $8.3 million, or 4.4%, to $196.8 million, compared to $188.4 million for the same period in 2013.
  Reported gross profit increased $4.3 million, or 4.3%, to $103.2 million, compared to $99.0 million for the same period in 2013.
  Reported gross margin was flat at 52.5% year-over-year, and in line the Company's record high gross margin.
  Reported net income declined to $11.9 million, compared to $14.5 million for the same period in 2013.
  Adjusted EBITDA increased $4.9 million to $52.5 million, compared to $47.6 million for the same period in 2013 representing a record level.
  Adjusted EBITDA margin levels increased to 26.7%, compared to 25.3% for the same period in 2013, representing a record level.
  Adjusted net income attributable to common shareholders increased $3.5 million to $27.9 million, compared to $24.4 million for the same period in 2013.
  Adjusted diluted earnings per share were $0.19, compared to $0.16 per diluted share for the same period in 2013.
  Adjusted recurring free cash flow was $20.0 million, or $0.14 per adjusted diluted share, compared to $17.9 million, or $0.12 per adjusted diluted share, for the same period in 2013.

For the nine months ended September 30, 2014:

  Organically, net sales increased $9.1 million, or 1.6%, to $569.6 million, compared to $560.6 million for the same period in 2013.
  Reported gross profit decreased $4.7 million, or 1.6%, to $284.1 million, compared to $288.8 million for the same period in 2013.
  Reported gross margin decreased to 49.9%, compared to 51.5% for the same period in 2013.
  Reported net income declined to $4.1 million, compared to $23.9 million for the same period in 2013.
  Adjusted gross profit increased $7.3 million to $296.1 million, compared to $288.8 million for the same period in 2013.
  Adjusted gross margin percentage increased to 52.0%, compared to 51.5% for the same period in 2013.
  Adjusted EBITDA increased $11.0 million to $146.6 million, compared to $135.6 million for the same period in 2013 representing a record level.
  Adjusted EBITDA margin levels increased to 25.7%, compared to 24.2% for the same period in 2013 representing a record level.
  Adjusted net income attributable to common shareholders increased $8.5 million to $76.7 million, compared to $68.2 million for the same period in 2013.
  Adjusted diluted earnings per share were $0.52, compared to $0.46 per diluted share for the same period in 2013.
  Adjusted recurring free cash flow of $80.5 million or $0.54, compared to $61.1 million or $0.41 per adjusted diluted share for the same period in 2013.

Daniel H. Leever, Platform's Chief Executive Officer, commented, "Third quarter revenue was solid for the core MacDermid business. We continue to meet our expectations for earnings and cash flow generation. Over the past several months we have successfully entered into three acquisitions that will form our new AgroSolutions business segment, while at the same time keeping our core business focused and performing. This record EBITDA and margin generation in the midst of our M&A activity is a testament to the quality and depth of our management teams."

Frank J. Monteiro, Platform's Chief Financial Officer, added, "Our three and nine months ended adjusted EBITDA numbers represent record levels for Platform. Adjusted non-GAAP Free Cash Flow is also on pace to reach a record level for the full year. When you consider the fact that the underlying business has been tasked with infrastructure additions to support acquisitions that have not yet closed, our year-to-date results are that much stronger as we enter the fourth quarter."

The Company has presented both US GAAP and adjusted financials to better provide investors with measures that allow them to more readily compare the performance of the Company. These adjusted amounts will provide investors insight into the cash generated from operations after taking into consideration reinvestment in the business for Free Cash Flow, Recurring Free Cash Flow, and Adjusted EBITDA.

Conference Call

Platform will host a webcast/dial-in conference call to discuss its three month and nine month ended September 30, 2014 financial results at 9:00 a.m. (Eastern Time) on Wednesday, November 5, 2014. Participants on the call will include Chief Executive Officer Daniel H. Leever and Chief Financial Officer Frank J. Monteiro.

To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 17590151. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the call and webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.

About Platform

Platform is a global producer of high-technology specialty chemicals and provider of technical services. The business involves the manufacture of a broad range of specialty chemicals, created by blending raw materials, and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes are sold into multiple industries including agricultural, electronics, graphic arts, metal and plastic plating, and offshore oil production and drilling. More on Platform is available at www.platformspecialtyproducts.com.

Forward-Looking Statements

This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws, which include statements regarding Platform's adjusted earnings per share, expected or estimated revenue, the outlook for Platform's markets and the demand for its products, estimated sales, segment earnings, net interest expense, income tax provision, restructuring and other charges, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross operating and adjusted EBITDA margin improvement requirement and expansion, organic net sales growth, bank debt covenants, the success of new product introductions, growth in costs and expenses, the impact of commodities and currencies and Platform's ability to manage its risk in these areas, and the impact of acquisitions, divestitures, restructuring and other unusual items, including Platform's ability to successfully consummate the previously-announced proposed acquisition of Arysta LifeScience Limited and integrate and obtain the anticipated results and synergies from its recently consummated acquisitions, including the acquisitions of Chemtura AgroSolutions business and Agriphar, as well as future acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2013 and quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2014. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

—FINANCIAL TABLES TO FOLLOW—

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

($ In thousands)

	September 30, 2014	December 31, 2013

Assets
Cash & cash equivalents	$ 281,676	$ 123,040
Restricted cash	315,000	--
Accounts receivable, net of allowance for doubtful accounts of $9,935 and $10,113 at September 30, 2014 and December 31, 2013, respectively	145,095	140,525
Inventories	79,325	89,618
Prepaid purchase price	63,854	--
Prepaid expenses & other current assets	26,754	30,269
Total current assets	911,704	383,452

Property, plant & equipment, net	133,942	136,166
Goodwill	971,678	989,808
Intangible assets, net	664,920	720,302
Other assets	47,376	30,426
Total assets	2,729,620	2,260,154

Liabilities & Stockholders' Equity
Accounts payable	58,217	56,156
Accrued salaries, wages and employee benefits	20,363	22,656
Current portion of long-term debt and capital lease obligations	7,904	7,958
Accrued income taxes payable	11,841	6,669
Accrued expenses and other current liabilities	42,985	26,234
Total current liabilities	141,310	119,673

Long-term debt and capital lease obligations	738,474	744,291
Long-term deferred income taxes	151,845	169,800
Long term contingent consideration	60,900	34,800
Other long-term liabilities	57,509	55,516
Total liabilities	1,150,038	1,124,080

Commitments and contingencies
Redeemable 401(k) plan interest	--	20,972
	--	--
Stockholders' Equity
Preferred shares (2,000,000 designated as Series A), 5,000,000 shares authorized at September 30, 2014 and December 31, 2013, respectively; 2,000,000 shares issued and outstanding at September 30, 2014 and December 31, 2013	20	--
Common shares, 400,000,000 shares authorized, 137,304,330 and 103,571,941 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	1,353	--
Additional paid-in capital	1,703,407	1,212,038
Accumulated deficit	(190,145)	(194,222)
Accumulated other comprehensive income	(33,440)	1,265
Total stockholders' equity	1,481,195	1,019,081
Income in non-controlling interest	98,387	96,021
Total equity	1,579,582	1,115,102

Total liabilities, redeemable 401(k) interest and stockholders' equity	$ 2,729,620	$ 2,260,154

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

($ In thousands)
	For the three months ended September 30, 2014	For the three months ended September 30, 2013	For the three months ended September 30, 2013	For the nine months ended September 30, 2014	Period from Inception (April 23, 2013) through September 30, 2013	For the nine months ended September 30, 2013
	Successor	Successor	Predecessor	Successor	Successor	Predecessor

Net sales	$ 196,782	$ --	$ 188,433	$ 569,640	$ --	$ 560,557
Cost of sales	93,558	--	89,461	285,507	--	271,730
Gross profit	103,224	--	98,972	284,133	--	288,827

Operating expenses:
Selling, technical, general and administrative	72,926	4,773	54,436	231,737	4,870	164,405
Research and development	6,368	--	5,678	18,464	--	17,504
Restructuring	567	--	238	971	--	1,890
Total operating expenses	79,861	4,773	60,352	251,172	4,870	183,799

Operating profit (loss)	23,363	(4,773)	38,620	32,961	(4,870)	105,028

Other (expense) income:
Interest, net	(7,971)	63	(16,127)	(23,375)	80	(40,694)
Loss on extinguishment of debt	--	--	--	--	--	(18,788)
Other (expense) income, net	(3,070)	--	(993)	(3,671)	--	(405)
	(11,041)	63	(17,120)	(27,046)	80	(59,887)
Income (loss) before income taxes, non-controlling interests and accrued payment-in-kind dividends on cumulative preferred shares	12,322	(4,710)	21,500	5,915	(4,790)	45,141
Income tax benefit (provision)	1,595	--	(6,864)	3,542	--	(20,932)
Net income (loss)	13,917	(4,710)	14,636	9,457	(4,790)	24,209
Net income attributable to the non-controlling interests	(2,046)	--	(139)	(5,380)	--	(319)
Net income (loss) attributable to common shareholders	11,871	(4,710)	14,497	4,077	(4,790)	23,890
Accrued payment-in-kind dividend on cumulative preferred shares	--	--	(1,028)	--	--	(22,100)
Net income (loss) attributable to common shares	$ 11,871	$ (4,710)	$ 13,469	$ 4,077	$ (4,790)	$ 1,790

Earnings (loss) per share
Basic	$ 0.09	$ (0.05)	n/a	$ 0.03	$ (0.05)	n/a
Diluted	$ 0.08	$ (0.05)	n/a	$ 0.03	$ (0.05)	n/a

Weighted average shares outstanding (In thousands)
Basic	137,299	88,529	n/a	124,462	88,529	n/a
Diluted	152,694	88,529	n/a	140,534	88,529	n/a

PLATFORM SPECIALTY PRODUCTS CORPORATION
NON-GAAP AS ADJUSTED INCOME STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended September 30, 2014	Adjustments 2014		As Adjusted Three Months Ended September 30, 2014		Three Months Ended September 30, 2013	Adjustments 2013		As Adjusted Three Months Ended September 30, 2013
	Successor			Successor		Predecessor			Predecessor

Net sales	$ 196,782	$ --		$ 196,782		$ 188,433	$ --		$ 188,433
Cost of sales	93,558	--		93,558		89,461	--		89,461
Gross profit	103,224	--		103,224		98,972	--		98,972

Operating expenses:
Selling, technical, general and administrative	72,926	(24,798)	a,b,c	48,128		54,436	(6,697)	b	47,739
Research and development	6,368	--		6,368		5,678	--		5,678
Restructuring	567	(567)		--		238	(238)		--
Total operating expenses	79,861	(25,365)		54,496		60,352	(6,935)		53,417

Operating profit	23,363	25,365		48,728		38,620	6,935		45,555

Other income (expense):
Interest, net	(7,971)	--		(7,971)		(16,127)	8,165	e	(7,962)
Other (expense)	(3,070)	2,626	d	(444)		(993)	--		(993)
	(11,041)	2,626		(8,415)		(17,120)	8,165		(8,955)
Income from continuing operations before income taxes, non-controlling interest and accumulated payment-in-kind dividend on cumulative preferred shares	12,322	27,991		40,313		21,500	15,100		36,600
Income tax benefit (provision)	1,595	(14,092)	f	(12,497)		(6,864)	(5,214)	f	(12,078)
Net income	13,917	13,899		27,816		14,636	9,886		24,522
Net income attributable to the non-controlling interest	(2,046)	2,091	g	45		(139)			(139)
Net income attributable to common shareholders	11,871	15,990		27,861		14,497	9,886		24,383
Accrued payment-in-kind dividend on cumulative preferred shares	--	--		--		(1,028)	1,028	h	--
Net income attributable to common shares	$ 11,871	$ 15,990		$ 27,861		$ 13,469	$ 10,914		$ 24,383

Earnings (loss) per share
Basic	$ 0.09	--		$ 0.20		--	--		$ 0.18
Diluted	$ 0.08	--		$ 0.19		--	--		$ 0.16

Weighted average shares outstanding
Basic	137,299	--		137,299		--	--		137,299
Diluted	152,694	--		148,420	i	--	--		148,420	i

a Includes $8.2m in Q3 2014 for costs primarily associated with the Chemtura and Agriphar Acquisitions.

b Includes $14.3m in Q3 2014 and $6.7m in Q3 2013 for intangible amortization expense that is added back in the "As Adjusted" Income Statement.

c Adjustment to reverse contingent consideration fair value adjustment of $2.3 million in connection with the MacDermid Acquisition.

d Adjustment to reverse net mark-to-market loss on foreign exchange forward contracts entered into to finance Chemtura and Agriphar Acquisitions.

e Adjustment to eliminate interest associated with debt not assumed with the MacDermid Acquisition.

f Adjustment to calculation of estimated effective tax rate of 31% in 2014 and 33% in 2013.

g Adjustment for reversal of the income attributable to the non-controlling interest resulting from the MacDermid Acquisition.

h Reversal of accrued accretion on Predecessor preferred stock dividends that were not paid until the MacDermid Acquisition.

i Non-GAAP Diluted Shares are calculated as follows:

Outstanding shares at September 30, 2014	137,304
Conversion of exchange rights held by selling stockholders of MacDermid	8,775
Common shares equivalent of founder's preferred shares	2,000
Vested Director stock options	250
Equity awards granted in 2014	91
Adjusted Diluted shares at September 30, 2014	148,420

PLATFORM SPECIALTY PRODUCTS CORPORATION
NON-GAAP AS ADJUSTED INCOME STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(In thousands, except per share amounts)

(Unaudited)
	Nine Months Ended September 30, 2014	Adjustments 2014		As Adjusted Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013	Adjustments 2013		As Adjusted Nine Months Ended September 30, 2013
	Successor			Successor		Predecessor			Predecessor

Net sales	$ 569,640	$ --		$ 569,640		$ 560,557	$ --		$ 560,557
Cost of sales	285,507	(11,956)	a	273,551		271,730	--		271,730
Gross profit	284,133	11,956		296,089		288,827	--		288,827

Operating expenses:
Selling, technical, general and administrative	231,737	(88,660)	b,c,d	143,077		164,405	(20,303)	c	144,102
Research and development	18,464	--		18,464		17,504	--		17,504
Restructuring	971	(971)		--		1,890	(1,890)		--
Total operating expenses	251,172	(89,631)		161,541		183,799	(22,193)		161,606

Operating profit	32,961	101,587		134,548		105,028	22,193		127,221

Other income (expense):
Interest, net	(23,375)	--		(23,375)		(40,694)	17,310	e	(23,384)
Loss on extinguishment of debt	--	--		--		(18,788)	18,788	f	--
Other (expense)	(3,671)	3,138	g	(533)		(405)	(1,151)	h	(1,556)
	(27,046)	3,138		(23,908)		(59,887)	34,947		(24,940)
Income from continuing operations before income taxes, non-controlling interest and accumulated payment-in-kind dividend on cumulative preferred shares	5,915	104,725		110,640		45,141	57,140		102,281
Income tax benefit (provision)	3,542	(37,287)	i	(33,745)		(20,932)	(12,821)	i	(33,753)
Net income	9,457	67,438		76,895		24,209	44,319		68,528
Net income attributable to the non-controlling interest	(5,380)	5,159	j	(221)		(319)	--		(319)
Net income attributable to common shareholders	4,077	72,597		76,674		23,890	44,319		68,209
Accrued payment-in-kind dividend on cumulative preferred shares	--	--		--		(22,100)	22,100	k	--
Net income attributable to common shares	$ 4,077	$ 72,597		$ 76,674		$ 1,790	$ 66,419		$ 68,209

Earnings (loss) per share
Basic	$ 0.03	--		$ 0.62		--	--		$ 0.55
Diluted	$ 0.03	--		$ 0.52		--	--		$ 0.46

Weighted average shares outstanding
Basic	124,462	--		124,462		--	--		124,462
Diluted	140,534	--		148,420	l	--	--		148,420	l

a Adjustment to reverse manufacturer's profit in inventory purchase accounting adjustment associated with MacDermid Acquisition.

b Includes $18.9m in 2014 for costs primarily associated with Chemtura and Agriphar Acquisitions.

c Includes $43.6m in 2014 and $20.1m in 2013 for intangible amortization expense that is added back in the "As Adjusted" Income Statement.

d Adjustment to reverse contingent consideration fair value adjustment of $26.1 million in connection with the MacDermid Acquisition.

e Adjustment to eliminate interest associated with debt not assumed with the MacDermid Acquisition.

f Adjustment to eliminate extinguishment of debt associated with recapitalization of MacDermid in Q2 2013.

g Adjustment primarily to reverse net mark-to-market loss on foreign exchange forward contracts entered into to finance Chemtura and Agriphar Acquisitions.

h Reversal of non-cash, mark-to-market gains on foreign debt.

i Adjustment to calculation of estimated blended effective tax rate of 30.5% in 2014 and 33% in 2013

j Adjustment for reversal of the income attributable to the non-controlling interest resulting from the MacDermid Acquisition.

k Reversal of accrued accretion on Predecessor preferred stock dividends that were not paid until the MacDermid Acquisition.

l Non-GAAP Diluted Shares are calculated as follows:

Outstanding shares at September 30, 2014	137,304
Conversion of exchange rights held by selling stockholders of MacDermid	8,775
Common shares equivalent of founder's preferred shares	2,000
Vested Director stock options	250
Equity awards granted in 2014	91
Adjusted Diluted shares at September 30, 2014	148,420

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

($ In thousands)

	For the nine months ended September 30, 2014	Period from Inception (April 23, 2013) through September 30, 2013	For the nine months ended September 30, 2013
	Successor	Successor	Predecessor

Cash flows from operating activities:
Net income (loss)	$ 9,457	$ (4,790)	$ 24,209
Adjustments to reconcile net income (loss) from operations to net cash flows provided by operating activities:
Depreciation and amortization	57,614	--	32,014
Deferred income taxes	(31,308)	--	3,192
Non-cash fair value adjustment to contingent consideration	26,100	--	--
Manufacturer's profit in inventory adjustment	11,956	--	--
Loss on extinguishment of debt	--	--	18,788
Net unrealized loss on foreign exchange contracts	2,627
Other, net	4,171	105	1,794

Changes in assets & liabilities, net of acquisitions:
Accounts receivable	(10,688)	--	(7,437)
Inventories	(3,904)	--	(4,428)
Accounts payable	2,404	--	2,433
Accrued expenses	9,437	4,175	(273)
Other assets and liabilities	1,590	(209)	(5,901)
Net cash flows provided by (used in) operating activities	79,456	(719)	64,391

Cash flows from investing activities:
Capital expenditures, net	(6,791)	--	(6,872)
Purchases of marketable securities	--	(359,933)	(472)
Redemption of marketable securities	--	179,976	824
Cash restricted to fund acquisition	(315,000)	--	--
Acquisition of businesses, net	(59,027)	--	--
Other, net	10	--	462
Net cash flows used in investing activities	(380,808)	(179,957)	(6,058)

Cash flows from financing activities:
Proceeds from issuance of debt, net of discount and fees	--	200	1,109,513
Repayments of borrowings	(5,796)	(200)	(731,594)
Repurchase of Predecessor Series A preferred stock	--	--	(270,167)
Payment of Predecessor Series A preferred stock	--	--	(229,833)
Proceeds from issuance of common stock, net	473,384	861,218	--
Proceeds from issuance of preferred stock, net	--	20,000	--
Payment of debt financing fees	(4,104)	--	(13,519)
Other, net	76	--	(488)
Net cash flows provided by (used in) financing activities	463,560	881,218	(136,088)

Effect of exchange rate changes on cash and cash equivalents	(3,572)	--	(395)

Net increase (decrease) in cash and cash equivalents	158,636	700,542	(78,150)

Cash and cash equivalents at beginning of period	123,040	--	143,351
Cash and cash equivalents at end of period	$ 281,676	$ 700,542	$ 65,201

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Includes Predecessor and Successor data
	Predecessor	Successor		Predecessor	Successor
(in millions)	Q3 2013	Q3 2014		YTD 2013	YTD 2014
Net income	$ 14.5	$ 11.9		$ 23.9	$ 4.1

Adjustments to reconcile to net income (loss):
Income tax expense (benefit)	6.9	(1.6)		20.9	(3.5)
Interest expense	16.2	8.1		41.0	23.8
Depreciation and amortization expense	9.7	19.0	(1)	29.5	57.3	(1)
Unrealized (gain) loss on foreign currency denominated debt	--	--		(1.1)	--	(2)
Unrealized loss on foreign exchange forward contracts	--	2.6	(3)	--	2.6	(3)
Restructuring and related expenses	0.2	0.6		1.9	1.0	(4)
Manufacturer's profit in inventory (purchase accounting)	--	--		--	12.0	(5)
Non-cash fair value adjustment to contingent consideration	--	2.3		--	26.1	(6)
Acquisition costs	--	8.2		--	18.8	(7)
Debt Extinguishment	--	--		18.8	--	(8)
Other expense (income)	0.1	1.4	(9)	0.7	4.4	(9)

Adjusted EBITDA	$ 47.6	$ 52.5		$ 135.6	$ 146.6

Footnotes:
(1) Includes $14.3m in Q3 2014 and $6.7m in Q3 2013 and $43.6m in YTD 2014 and $20.2m in YTD 2013 for amortization expense that is added back in the "As Adjusted" Income Statement.
(2) Predecessor adjustment to other income for non-cash gain on foreign denominated debt.
(3) Adjustment to reverse net unrealized loss on foreign exchange forward contracts in connection with Chemtura and Agriphar Acquisitions.
(4) Includes restructuring expenses of $1.9m of reorganization costs adjusted out of operating expenses for YTD 2013.
(5) Adjustment to reverse manufacturer's profit in inventory purchase accounting adjustment associated with MacDermid Acquisition.
(6) Adjustment to fair value of contingent consideration in connection with the MacDermid Acquisition primarily associated with achieving the share price targets.
(7) Adjustment to reverse deal costs primarily in connection with the Chemtura and Agriphar Acquisitions.
(8) Adjustment to reverse debt extinguishment charge in connection with debt from Predecessor recapitalization.
(9) Adjustment for 2014 primarily for reversal of the income attributable to the non-controlling interest resulting from the MacDermid Acquisition. For 2013, adjustment to reverse miscellaneous non-recurring charges.

Non-GAAP Free Cash Flow Schedule
(In thousands, except per share amounts)
	Q3'14	Q3'13	YTD'14	YTD'13	LTM
Net Income (Loss) [1]	$ 13,917	$ 14,636	$ 9,457	$ 24,209	$ (196,863)
Plus: D&A	18,970	9,717	57,256	29,458	73,411
Plus: Other Non-Cash Expenses [2]	(9,935)	(3,121)	13,904	23,774	206,471
Less: Change in Working Capital [3]	(8,946)	(115)	(12,188)	(9,432)	(8,227)
Cash Flow from Operations	$ 14,006	$ 21,117	$ 68,429	$ 68,009	$ 74,792
Less: Capex [4]	(2,204)	(3,185)	(6,791)	(6,872)	(10,817)
Free Cash Flow	$ 11,802	$ 17,932	$ 61,638	$ 61,137	$ 63,975
Plus: Acquisition-Related Expenses [5]	8,241	--	18,845	--	50,970
Recurring Free Cash Flow	$ 20,043	$ 17,932	$ 80,483	$ 61,137	$ 114,945
% of EBITDA	38%	38%	55%	45%	60%

Adjusted EBITDA	$ 52,456	$ 47,614	$ 146,560	$ 135,635	$ 191,031

Adjusted Diluted Shares Outstanding	148,420	148,420	148,420	148,420	148,420

Recurring Free Cash Flow per Share	$ 0.14	$ 0.12	$ 0.54	$ 0.41	$ 0.77

[1] Represents net income (loss) prior to non-controlling interest allocation and PIK dividend accrual for 2013.

[2] Other Non-Cash expenses by Period represent the following:

(In thousands, except per share amounts)
	Q3'14	Q3'13	YTD'14	YTD'13	LTM
Non-Cash charge for PS Dividend Rights	$ --	$ --	$ --	$ --	$ 172,006
Manufacturer's profit in inventory Adj.	--	--	11,956	--	35,868
Non-cash MTM charge to Contingent Consideration	2,300	--	26,100	--	26,100
Deferred income tax (benefit) provision	(17,507)	(1,762)	(31,308)	3,192	(46,826)
Loss on Extinguishment of Debt	--	--	--	18,788	--
Unrealized Loss on Foreign Exchange Contracts	2,627	--	2,627	--	2,627
Compensation Expense	422	(42)	816	109	10,097
Other	2,223	(1,317)	3,713	1,685	6,599
	$ (9,935)	$ (3,121)	$ 13,904	$ 23,774	$ 206,471

[3] Change in working capital reflects changes in accounts receivable, inventories and accounts payable

[4] Reflects gross capital expenditures excluding asset disposals and unpaid capital expenditures in Q3 2014 of approximately $5.8 million.

[5] Reflects deal costs in connection with CAS and Agriphar acquisitions in Q3 and YTD 2014 and MacDermid acquisition in the LTM period.

Non-GAAP Free Cash Flow Schedule
(In thousands, except per share amounts)
	Q3'14	Q2'14	Q1'14	Q4'13	LTM
Net Income (Loss)	$ 13,917	$ 1,488	$ (5,948)	$ (206,320)	$ (196,863)
Plus: D&A	18,970	$ 21,396	16,890	16,155	73,411
Plus: Other Non-Cash Expenses	(9,935)	$ 1,015	22,824	192,567	206,471
Less: Change in Working Capital	(8,946)	$ 1,645	(4,887)	3,961	(8,227)
Cash Flow from Operations	$ 14,006	$ 25,544	$ 28,879	$ 6,363	$ 74,792
Less: Capex	(2,204)	(2,562)	(2,025)	(4,026)	(10,817)
Free Cash Flow	$ 11,802	$ 22,982	$ 26,854	$ 2,337	$ 63,975
Plus: Acquisition-Related Expenses¹	8,241	10,604	--	32,125	50,970
Recurring Free Cash Flow	$ 20,043	$ 33,586	$ 26,854	$ 34,462	$ 114,945
% of EBITDA	38%	70%	59%	77%	60%

Adjusted EBITDA	$ 52,456	$ 48,216	$ 45,888	$ 44,471	$ 191,031

Adjusted Diluted Shares Outstanding	148,420	148,420	148,420	148,420	148,420

Recurring Free Cash Flow per Share	$ 0.14	$ 0.23	$ 0.18	$ 0.23	$ 0.77

Non-GAAP Free Cash Flow Schedule
(In thousands, except per share amounts)
	Q3'14	Q2'14	Q1'14	YTD' 14	Q3'13	Q2'13	Q1'13	YTD' 13
Net Income (Loss)	$ 13,917	$ 1,488	$ (5,948)	$ 9,457	$ 14,636	$ (5,764)	$ 15,337	$ 24,209
Plus: D&A	18,970	21,396	16,890	57,256	9,717	9,854	9,887	29,458
Plus: Other Non-Cash Expenses	(9,935)	1,015	22,824	13,904	(3,121)	26,270	625	23,774
Less: Change in Working Capital	(8,946)	1,645	(4,887)	(12,188)	(115)	685	(10,002)	(9,432)
Cash Flow from Operations	$ 14,006	$ 25,544	$ 28,879	$ 68,429	$ 21,117	$ 31,045	$ 15,847	$ 68,009
Less: Capex	(2,204)	(2,562)	(2,025)	(6,791)	(3,185)	(2,356)	(1,331)	(6,872)
Free Cash Flow	$ 11,802	$ 22,982	$ 26,854	$ 61,638	$ 17,932	$ 28,689	$ 14,516	$ 61,137
Plus: Acquisition-Related Expenses¹	8,241	10,604	--	18,845	--	--	--	--
Recurring Free Cash Flow	$ 20,043	$ 33,586	$ 26,854	$ 80,483	$ 17,932	$ 28,689	$ 14,516	$ 61,137
% of EBITDA	38%	70%	59%	55%	38%	61%	36%	45%

Adjusted EBITDA	$ 52,456	$ 48,216	$ 45,888	$ 146,560	$ 47,614	$ 47,132	$ 40,889	$ 135,635

Adjusted Diluted Shares Outstanding	148,420	148,420	148,420	148,420	148,420	148,420	148,420	148,420

Recurring Free Cash Flow per Share	$ 0.14	$ 0.23	$ 0.18	$ 0.54	$ 0.12	$ 0.19	$ 0.10	$ 0.41
CONTACT: Source/Investor Relations Contact:

         Frank J. Monteiro - Chief Financial Officer
         Platform Specialty Products Corporation
         +1-203-575-5850

         Media Contacts:
         Liz Cohen
         Weber Shandwick
         +1-212-445-8044

         Kelly Gawlik
         Weber Shandwick
         +1-212-445-8368